                                                                    EXHIBIT 24.1

                         DURA AUTOMOTIVE SYSTEMS, INC.
                               POWER OF ATTORNEY
                       REGISTRATION STATEMENT ON FORM S-3

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of the Dura Automotive Systems, Inc. (the "Company"), hereby appoint Stephen E.K. Graham, David R. Bovee, Scott D. Rued or Carl E. Nelson, and each of them, as attorneys-in-fact for the undersigned and for each of them (with full power of substitution and resubstitution), for and in the name, place and stead of each of undersigned officers and directors of the Company, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), a Registration Statement on Form S-3 (the "Registration Statement"), for the purpose of registering the issuance and sale of: (i) up to $69.0 million in aggregate liquidation preference of Convertible Trust Preferred Securities (the "Preferred Securities") by Dura Automotive Systems Capital Trust (the "Issuer"); (ii) up to $69.0 million in aggregate principal amount of Convertible Subordinated Notes of the Company; (iii) that number of shares of Class A Common Stock of the Company that are issuable upon the conversion of the Preferred Securities; and (iv) the guarantee by the Company of the obligations of the Issuer under the Preferred Securities, and any and all amendments, supplements and exhibits to any such Registration Statement, including post-effective amendments and any registration statement filed under Rule 462(b) under the Securities Act, to register additional securities of the Company and the Issuer and any and all documents required to be filed with any state securities regulating board or commission pertaining to such Registration Statement or securities covered thereby, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
     /s/ KARL F. STORRIE          Officer and Director
------------------------------    (principal executive       February 26, 1998
       Karl F. Storrie            officer)

                                Vice President and Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer
------------------------------    (principal financial and   February 26, 1998
     Stephen E.K. Graham          accounting officer)

       /s/ S.A. JOHNSON
------------------------------  Chairman of the Board and    February 26, 1998
         S.A. Johnson             Director

     /s/ NEIL C. ANDERSON
------------------------------  Director                     February 26, 1998
       Neil C. Anderson

  /s/ ROBERT E. BROOKER, JR.
------------------------------  Director                     February 26, 1998
    Robert E. Brooker, Jr.

    /s/ WILLIAM H. CLEMENT
------------------------------  Director                     February 26, 1998
      William H. Clement

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

     /s/ JACK K. EDWARDS
------------------------------  Director                     February 26, 1998
       Jack K. Edwards

     /s/ ROBERT R. HIBBS
------------------------------  Vice President and           February 26, 1998
       Robert R. Hibbs            Director

     /s/ JAMES O'LOUGHLIN
------------------------------  Director                     February 26, 1998
       James O'Loughlin

   /s/ WILLIAM L. ORSCHELN
------------------------------  Director                     February 26, 1998
     William L. Orscheln

      /s/ EARL J. ROSEN
------------------------------  Director                     February 26, 1998
        Earl J. Rosen

   /s/ BARBARA A. WESTHUES
------------------------------  Director                     February 26, 1998
     Barbara A. Westhues